SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2004

CHITTENDEN CORPORATION

(Exact name of Registrant as specified in charter)

Vermont	0-7974	03-0228404
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Burlington Square, Burlington, Vermont		05401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (802) 660-1410

Not Applicable

(Former name or former address, if changed since last report)

Explanatory Note

Chittenden Corporation is filing this Form 8-K/A to amend its Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on January 22, 2004 under Item 5, to correct certain typographical errors in the chart entitled “Average Balances, Interest Income and Expense, and Average Rates (Unaudited) For the Year and Quarter Ended December 31, 2003” in Exhibit 99.3 attached thereto. Exhibit 99.3 is being re-filed in its entirety. The corrected numbers are set forth in the columns entitled “2002 Average Balance” and “2002 Average Yield/Rate” for the following line items under “Interest-earning assets”: “Loans-Commercial”, “Real Estate-Residential”, “Real Estate-Commercial”, Real Estate – Construction”, “Total Real Estate” and “Loans-Consumer.”

Exhibit No.	Description
99.3	Average Balances, Interest Income and Expense, and Average Rates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHITTENDEN CORPORATION
(Registrant)

BY:	/S/ F. Sheldon Prentice
Senior Vice President, General Counsel and Secretary

DATE: March 17, 2004